As filed with the Securities and Exchange Commission on November 20, 1997
                                                            File No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                          AMERICAN BANKNOTE CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                  13-0460520
--------------------------------------------------------------------------------
     (State or other jurisdiction                     (IRS Employer
   of incorporation or organization)                 Identification No.)


                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 557-9100
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                             HARVEY J. KESNER, ESQ.
                                 GENERAL COUNSEL
                          AMERICAN BANKNOTE CORPORATION
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 557-9100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                            SCOTT S. ROSENBLUM, ESQ.
                        KRAMER, LEVIN, NAFTALIS & FRANKEL
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 715-9100

         Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective, as determined by market conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================

                                                                   PROPOSED           PROPOSED
                                            AMOUNT                  MAXIMUM            MAXIMUM              AMOUNT OF
    TITLE OF EACH CLASS OF                   TO BE              OFFERING PRICE        AGGREGATE           REGISTRATION
  SECURITIES TO BE REGISTERED             REGISTERED             PER SHARE (1)    OFFERING PRICE (1)           FEE
  ---------------------------             ----------            ---------------   ------------------          ----

Common Stock, $.01 par
value..........................         423,098 shares              $5.125           $2,168,377              $657


(1) Estimated solely for the purpose of calculating the registration fee. The registration fee for the shares of Common Stock being registered hereby, $657, has been calculated pursuant to Section 6(b) of, and Rule 457(c) under, the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sales prices of the Common Stock as reported by the New York Stock Exchange on November 18, 1997.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS


                 Subject to Completion, Dated November 20, 1997

                                 423,098 SHARES

                                                   -------------

                          AMERICAN BANKNOTE CORPORATION
                                                  ---------------

                                  COMMON STOCK
                                ($.01 Par Value)
                                                  ---------------

         This Prospectus relates to the offer and sale of up to 423,098 shares (the "Shares") of the common stock, $.01 par value (the "Common Stock"), of American Banknote Corporation, a Delaware corporation ("American Banknote" or the "Company"). The Shares will be offered for sale by Atos S.A., a French societe anonyme (the "Selling Stockholder"), or by pledgees, donees, transferees or other successors in interest, from time to time in one or more transactions (which may involve block transactions) effected on the New York Stock Exchange (or any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the Shares are then listed), in sales occurring in the public market off such exchange, in privately negotiated transactions, through the purchase or writing of options on the Shares, short sales or in a combination of such methods of sale. Such methods of sale may be conducted at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions directly, or indirectly through broker-dealers or agents acting on their behalf, and in connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions or discounts from the Selling Stockholder and/or the purchasers of the Shares for whom they may act as agent or to whom they sell Shares as principal or both (which commissions or discounts are not anticipated to exceed those customary in the types of transactions involved). To the extent required, the names of any agents or broker-dealers, and applicable commissions or discounts and any other required information with respect to any particular offer of Shares by the Selling Stockholders, will be set forth in a Prospectus Supplement. See "Selling Stockholder" and "Plan of Distribution."

         None of the  proceeds  from  the  sale  of the  Shares  by the  Selling
Stockholder will be received by the Company. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder.

         The Selling Stockholder and any dealer acting in connection with the offering of any of the Shares or any broker executing selling orders on behalf of the Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the Securities Act"), in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "ABN." The last reported sale price of the Common Stock on November 18, 1997 was $5.125 per share.

                                 ---------------

SEE RISK FACTORS BEGINNING ON PAGE 5 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY POTENTIAL INVESTORS.

                                 --------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

                   The date of this Prospectus is November __, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and also are available for inspection at the Commission's regional offices located at 500 West Madison, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048 and the Commission website at (http://www.sec.gov). Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments thereto, the "Registration Statement") under the Securities Act with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and, with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is deemed qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission, regional offices and the offices of the Commission and of the NYSE referred to above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

     The Company's Current Report on Form 8-K filed November 20, 1997 (Item 7); The Company's Current Report on Form 8-K filed November 17, 1997 (Item 5); The Company's Current Report on Form 8-K filed November 10, 1997 (Item 5); The Company's Current Report on Form 8-K filed November 10, 1997 (Item 5); The Company's Current Report on Form 8-K filed November 7, 1997 (Item 5); The Company's Current Report on Form 8-K filed November 4, 1997 (Item 5); The Company's Current Report on Form 8-K filed October 29, 1997 (Item 5); The Company's Current Report on Form 8-K filed October 24, 1997 (Item 5); The Company's Current Report on Form 8-K filed October 9, 1997 (Item 5); The Company's Current Report on Form 8-K filed September 25, 1997 (Item 5); The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997;
     The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997;
     The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997;
     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

         The description of the Common Stock contained in the Company's Registration Statement on Form 8-B filed with the Commission on September 30, 1993 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All reports and other documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference into the information that this Prospectus incorporates). Such written or oral request should be directed to the Secretary, American Banknote Corporation, 200 Park Avenue, New York, New York 10166.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         CERTAIN STATEMENTS IN CERTAIN DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE UNKNOWN AND UNCERTAIN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY, OR
INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE FOLLOWING: (1) GENERAL
ECONOMIC, POLITICAL, MARKET AND BUSINESS CONDITIONS, WHICH MAY, AMONG OTHER THINGS, AFFECT DEMAND FOR THE COMPANY'S PRODUCTS; (2) INFLATION AND CURRENCY EXCHANGE RATES IN THOSE FOREIGN COUNTRIES IN WHICH THE COMPANY OPERATES (INCLUDING BRAZIL AND AUSTRALIA/NEW ZEALAND WHICH ACCOUNTED FOR APPROXIMATELY 53% AND 16% OF SALES AND 63% AND 16% OF HISTORICAL OPERATING EARNINGS, RESPECTIVELY, IN 1996 BEFORE ALLOCATION OF CORPORATE OVERHEAD); (3) NEW PRODUCT DEVELOPMENT AND TECHNOLOGICAL ADVANCES WHICH MAY, AMONG OTHER THINGS, COMPETE WITH OR REDUCE THE NEED FOR THE COMPANY'S PRODUCTS; (4) COMPETITION; (5) THE LOSS OF ANY OF THE COMPANY'S SIGNIFICANT CUSTOMERS; AND (6) THE ABILITY TO INTEGRATE ACQUISITIONS SUCCESSFULLY. THESE AND OTHER FACTORS AFFECTING THE
COMPANY'S BUSINESS ARE AS DESCRIBED IN THIS OFFERING MEMORANDUM, ESPECIALLY UNDER "RISK FACTORS" BELOW, AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934. GIVEN THESE UNCERTAINTIES, PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS.

                                   THE COMPANY

         The Company is a leading global provider of secure transaction solutions, documents and systems. The Company designs solutions and manufactures products that incorporate anti-fraud and counterfeit resistant technologies, including stored-value telephone, magnetic-stripe, memory and microprocessor-based transaction cards (smart cards), holograms, currencies, travelers' and other checks, stock and bond certificates and a wide variety of electronically or digitally produced personalized documents. The Company sells these products and services worldwide to financial institutions, governments and corporations through its operations in the United States, Brazil, Australia, New Zealand and France. Through selective acquisitions and strategic realignment, the Company has positioned itself as a full service provider of technology-based solutions for its customers' secure transaction needs. The Company's products and services are divided into three principal groups: Transaction Cards & Systems, Printing Services & Document Management and Security Printing Solutions.

         Unless the context otherwise indicates, references herein to American Bank Note or the Company are to American Banknote Corporation and its subsidiaries. The principal executive offices of the Company are located at 200 Park Avenue, New York, New York 10166, and its telephone number is (212) 557-9100.


                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares. All of the proceeds from the sale of the Shares will be received by the Selling Stockholder.


                                  RISK FACTORS


         Prospective purchasers of Shares should carefully consider all of the information set forth in this Prospectus and, in particular, the following factors:

SUBSTANTIAL LEVERAGE AND ABILITY TO SERVICE DEBT

         The degree to which the Company is leveraged could have important consequences including: (i) the Company's ability to obtain additional financing for working capital, capital expenditures or acquisitions in the future may be limited; (ii) a substantial portion of the Company's cash flow from operations may be dedicated to the payment of the principal of and interest on its indebtedness, thereby reducing funds available for future operation; (iii) certain of the Company's borrowings, including all borrowings under the Company's credit facilities are at variable rates of interest, which exposes the Company to the risk of increased interest rates; and (iv) the Company may be more vulnerable to economic downturns and be limited in its ability to withstand competitive pressures. Certain of the Company's competitors may currently operate on a less leveraged basis and therefore the Company could be placed at a disadvantage relative to its competitors which have significantly greater operating and financing flexibility than the Company. The Company's ability to make scheduled payments of the principal or interest on, or to refinance, its indebtedness will depend on its future operating performance and cash flow, which are subject to prevailing economic conditions, prevailing interest rate levels, and financial, competitive, business and other factors, many of which are beyond its control. The Company believes that, based on current levels of operations, it should be able to meet its debt obligations when due. However, if the Company cannot generate sufficient cash flow from operations to meet its debt service obligations, then the Company might be required to refinance its indebtedness and may be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There is no assurance that refinancings would be permitted by the terms of its credit facilities or indentures or, along with the alternative strategies, could be effected on satisfactory terms.

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

         The Company's indentures contain numerous restrictive covenants that limit the discretion of the Company's management with respect to certain business matters. These covenants will place significant restrictions on, among other things, the ability of the Company to incur additional indebtedness, to create liens or other encumbrances, to pay dividends or make certain other payments, investments, loans and guarantees and to sell or otherwise dispose of assets and merge or consolidate with another entity. The Company's credit facilities also contain a number of financial covenants that will require the Company to meet certain financial ratios and financial condition tests. The Company's ability to meet these financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that the Company will meet such ratios or such tests. A failure to comply with the obligations in its credit facilities or indentures could result in an event of default under other agreements or instruments to which the Company is a party that, if not cured or waived, could permit acceleration of the relevant indebtedness and acceleration of indebtedness under other instruments that may contain cross-acceleration or cross-default provisions. In the event of an event of default the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued and unpaid interest, to be immediately due and payable. If indebtedness were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company. Other indebtedness of the Company and its subsidiaries that may be incurred in the future may contain financial or other covenants more restrictive than those described herein.

SUBORDINATION; HOLDING COMPANY STRUCTURE

         The Company is a holding company that has no significant assets other than its direct and indirect investments in its operating subsidiaries. Accordingly, the Company must rely on its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of and interest on its debt instruments. The ability of the subsidiaries to pay dividends or make other payments or advances will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing any indebtedness of such subsidiaries. Certain of the Company's subsidiaries have incurred, and in the future may incur, indebtedness. As a result, cash flow from the operations of such subsidiaries may be dedicated to the payment of principal of and interest on the indebtedness of such subsidiaries, thereby limiting the ability of such subsidiaries to pay dividends. In addition, any dividends declared by a less than wholly owned subsidiary will be paid on a pro rata basis to the owners of such subsidiary.

FOREIGN OPERATIONS

         The Company's financial performance on a dollar-denominated basis can be significantly affected by changes in currency exchange rates. The Company's foreign exchange exposure policy generally calls for selling its domestic manufactured product in US dollars and, in the case of its foreign manufactured product, selling in the national currencies of the countries in which such subsidiaries operate, in order to minimize transactions occurring in currencies other than those of the originating country. The Company may, from time to time, enter into foreign currency option contracts to limit the effect of currency fluctuations on future expected cash receipts to be used for parent company purposes, including debt service. Such activities may be discontinued at any time depending on, among other things, management's views concerning future exchange rates and the cost of such contracts. The Company has not engaged in material hedging activities in connection with foreign operations. Adverse changes in foreign interest and exchange rates could adversely affect the Company's ability to meet its interest and principal obligations as well as applicable financial covenants with respect to its debt.

         Earnings on foreign investments, including operations and earnings of foreign companies in which the Company may invest or upon which it may rely for sales, are subject to a number of general risks, including high rates of inflation, currency exchange rate fluctuations, trade barriers, exchange controls, government expropriation and political instability and other risks. These factors may affect the results of operations in selected markets included in the Company's growth strategy. Dividends or distributions from the Company's foreign operations could be subject to government restrictions in the future. Currently, repatriation of earnings from the Company's foreign operations is permitted.

         The  Company   operates  in  Brazil,   which  in  past  years  suffered
hyperinflationary conditions; however, the inflation rate in Brazil has decreased substantially to approximately 4.1% for the first half of 1997, 10% for 1996 and 23% for 1995 as compared to 941% for 1994. Inflation and currency exchange rate fluctuation in countries in which the Company generates a large portion of its sales and earnings (including Brazil and Australia/New Zealand, which accounted for approximately 53% and 16% of sales and 63% and 16% of operating earnings, respectively, in 1996, before allocation of corporate overhead) could in the future adversely affect the Company.

         Actions taken by foreign governments could have an important effect on the Company's foreign operations. Political, economic or social instability or other developments could adversely affect these companies' financial conditions or results of operations and thereby adversely affect the Company's ability to repay its indebtedness and that of its subsidiaries. There can be no assurance that substantially greater governmental restrictions will not be imposed in the future, including restrictions or prohibitions on the repatriation of funds. Furthermore, remittances of dividends from any foreign subsidiaries acquired or formed by the Company in the future may be subject to certain withholding taxes and other governmental restrictions.

FOREIGN TAXES

         Earnings of foreign subsidiaries are subject to foreign income taxes that reduce cash flow available to meet required debt service and other obligations of the Company. The Company presently cannot utilize foreign tax credits in the United States until its domestic net operating loss carry forwards are exhausted.

         The Company has from time to time reorganized and restructured, and may in the future reorganize and restructure, its foreign operations based on certain assumptions about the various tax laws (including capital gains and withholding tax), foreign currency exchange and capital repatriation laws and other relevant laws of a variety of foreign jurisdictions. While management believes that such assumptions are correct, there can be no assurance that foreign taxing or other authorities will reach the same conclusion. If such assumptions are incorrect, or if such foreign jurisdictions were to change or modify such laws, the Company may suffer adverse tax and other financial consequences which could impair the Company's ability to meet its payment obligations on the Notes and its other indebtedness.

MAJOR CUSTOMERS; GOVERNMENT SALES

         The Company has several key customers. Sales under contracts of stored-value phone cards to Telebras, the Brazilian national telephone company, accounted for approximately 13% and 24% of the Company's consolidated sales for the years ended December 31, 1995 and 1996, respectively. The Company expects that revenues from sales of phone cards to Telebras during 1997 will account for less than 15% of the Company's consolidated sales. The Company's contract with Telebras extends through November 1997. Telebras is currently negotiating the terms of future supply arrangements with the Company, as well as with its other suppliers. Sales of products and services to Bradesco, Latin America's largest private bank, accounted for 12% and 14% of the Company's consolidated sales for the years ended December 31, 1995 and l996, respectively. Sales of food coupons to the United States Department of Agriculture ("USDA") accounted for approximately 22%, 11% and 5% of the Company's consolidated sales for the years ended December 31, 1994, 1995 and 1996, respectively. In September 1996, the USDA awarded ABN a contract for the production of food coupons through September 30, 1997 with a one-year option, which option has been exercised by USDA. The contract is expected to represent sales of approximately $14 million per year.

         There can be no assurance as to whether, or when, or on what terms, the Company will be awarded any contracts from these customers, including Telebras, in the future, especially those that are subject to competitive bids. There also can be no assurance that any options for continued production under any of the Company's contracts will be exercised. In addition, the Brazilian government is expected to proceed with a plan for the privatization of Telebras, which could result in a split up of Telebras into five or six smaller companies, which may result in multiple competitive bids in future years. The loss of all or a significant portion of the Company's business with these entities would have a material adverse effect on the sales and earnings of the Company.

         Each of the agencies of the United States government for which the Company provides products or services acts independently of the others in soliciting bids. Government contracts are generally awarded on the basis of a competitive bidding process and a variety of other factors, which may include price, plant security, manufacturing controls, a preference for domestic contractors and past performance. In addition, contracts with governmental agencies generally contain provisions permitting termination at any time at the convenience of the agency and give the agency the right to audit contract compliance and adjust the contract amount for noncompliance.

ABILITY TO INTEGRATE ACQUISITIONS

         A core part of the Company's business strategy is to grow through strategic acquisitions, joint ventures and alliances. The Company's financial condition could be adversely affected if the Company cannot successfully integrate acquired businesses into its existing operations or if the Company is required to materially increase the amount of its financial commitment to such acquisitions, joint ventures or alliances. In addition, the Company may seek strategic acquisitions, joint ventures or alliances in countries or markets in which it does not currently operate. There can be no assurance that the Company will be able to successfully integrate or manage such operations.

COMPETITION

         The Company's principal subsidiaries conduct their businesses in highly competitive markets. Competition in the Company's product markets is based upon service, quality, reliability and price. In certain markets in which the Company competes, some of the Company's competitors have greater financial and other resources than the Company.

         The future of the Company's food coupon printing is subject to competition from electronic card-based Electronic Benefits Transaction (EBT) systems. In addition, benefit reforms and levels of food coupon inventory caused a reduction in the Company's 1996 food coupon production volume and continues to impact the USDA's food coupon orders. The elimination or a reduction in the use of paper food coupons may have an adverse effect on sales and earnings of the Company.

SALES OF STOCK AND BOND CERTIFICATES

         Stock and bond printing accounted for approximately 14%, 11% and 8% of the Company's consolidated sales for the years ended December 31, 1994, 1995 and 1996, respectively. The Company's overall volume of sales of stock and bond certificates increased in 1996, but declined as a percent of sales as a result of increases in consolidated sales. Sales of stock and bond certificates, primarily a domestic product, are a function of trading activity, the number of public offerings, the mix of debt and equity security issuances and regulatory considerations. The elimination of certificates has been advocated by various organizations in favor of the use of book-entry systems for recording security ownership. Security sales to institutions, which have been growing, have reduced demand for printed certificates, particularly for debt issues. Domestic stock and bond printing has historically accounted for a sizeable portion of the security printing sales of the Company. The Company's sales of stock and bond certificates increased from 1995 to 1996 as a result of the increase in new issues, stock splits and stock distributions (due to greater activity in the domestic securities markets). No assurance can be given, however, that the high level of activity in the domestic securities markets will continue. The complete elimination of or substantial reduction in the use of certificates would have a material adverse effect on the sales and earnings of the Company.

DEPENDENCE ON KEY PERSONNEL

         The Company is dependent on the services of its senior management, including Morris Weissman, Chairman of the Board and Chief Executive Officer, and the loss of their services could have an adverse effect on the Company. The Company has entered into employment agreements with several members of its senior management, including Mr. Weissman.

                               SELLING STOCKHOLDER

         On August 25, 1997, the Company acquired the Sati Group's check personalization, electronic printing and document management business from the Selling Stockholder (the successor to Sligos S.A., a French societe anonyme), consisting of three businesses with operations in France. This acquisition was financed with approximately FF 52 million (approximately $9.1 million) non-recourse term loans and the Shares, which were issued in a private placement transaction. The following table sets forth certain information with respect to the Selling Stockholder as of November 18, 1997, as follows: (i) the name and address of the Selling Stockholder; (ii) the number of the Company's outstanding shares of Common Stock beneficially owned by the Selling Stockholder prior to the offering hereby; (iii) the number of shares of Common Stock being offered hereby; and (iv) the number and percentage of the Company's outstanding shares of Common Stock to be beneficially owned by the Selling Stockholder after completion of the sale of Common Stock being offered hereby. There can be no assurance that the Selling Stockholder will sell all of the shares being offered hereby.


                                 Beneficial Ownership                                 Beneficial Ownership
                                 at November 5, 1997(1)         Number of                 After Offering
                                 ----------------------       Shares Covered          ---------------------
                                       Number                    by this            Number           Percent
Selling Stockholder                  of Shares                 Prospectus         of Shares         of Class
-------------------                  ---------                 ----------         ---------         --------

Atos S.A.                             423,098(1)                423,098               0                *
3, place de la Pyramide
Immeuble Ile de France
92067 Paris
La Defense Cedex
FRANCE

       Total                          423,098                   423,098               0                 *



(1) The information contained in the table above reflects "beneficial" ownership of the Common Stock within the meaning of Rule 13d-3 under the Exchange Act. On November 18, 1997, there were 20,853,717 shares of Common Stock outstanding.

*  Less than 1.0%

                              PLAN OF DISTRIBUTION

       The Selling Stockholder has advised the Company that the Shares may be sold from time to time by the Selling Stockholder, or by its pledgees, donees, transferees or other successors in interest, in one or more transactions on the New York Stock Exchange (or any national securities exchange or U.S. automated interdealer quotation system of a registered national securities association on which shares of Common Stock are then listed), in sales occurring in the public market off such exchange, in negotiated transactions, through the purchase or writing of options on the Shares, short sales or in a combination of such methods of sale. The Shares will be sold at prices and on terms then prevailing, at prices related to the then-current market price of the Shares, or at negotiated prices. The Company has been advised that the Selling Stockholder may effect sales of the Shares directly, or indirectly by or through agents or broker-dealers and that the Shares may be sold by one or more of the following methods: (a) ordinary brokerage transactions, (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account, and (c) in "block" sale transactions. At the time a particular offer is made, a Prospectus Supplement, if required, will be distributed that sets forth the name or names of agents or broker-dealers, any commissions and other terms constituting selling compensation and any other required information. Moreover, in effecting sales, broker-dealers engaged by the Selling Stockholder and/or the purchasers of the Shares may arrange for other broker-dealers to participate in the sale process. Broker-dealers will receive discounts or commissions from the Selling Stockholder and/or the purchasers of the Shares in amounts which will be negotiated prior to the time of sale. Sales will be made only through broker-dealers registered as such in a subject jurisdiction or in transactions exempt from such registration. The Company has not been advised of any definitive selling arrangement at the date of this Prospectus between the Selling Stockholder and any broker-dealer or agent. It is also possible that the Selling Stockholder will attempt to sell shares of Common Stock in block transactions to purchasers at a price per share which may be below the then market price. The Shares are being sold by the Selling Stockholder acting as a principal for its own account. The Company will not be entitled to any proceeds from the sale of any Shares sold by the Selling Stockholder as part of this offering. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder.

       In connection with the distribution of the Shares, the Selling Stockholder may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also sell the Shares short and redeliver the Shares to close out the short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares. The Selling Stockholder may also loan or pledge the Shares and such lender or pledgee may sell the Shares so loaned or upon a default may effect sales of the pledged shares.

       The Selling Stockholder and any dealer participating in the distribution of Shares or any broker executing selling orders on behalf of the Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act. Any broker or dealer participating in any distribution of Shares in connection with the offering made hereby may be deemed to be an "underwriter" within the meaning of the Securities Act and may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, to any person who purchases any of the Shares from or through such broker or dealer.

                                  LEGAL MATTERS

       The legality of the securities offered hereby will be passed upon for the Company by its General Counsel.


                                     EXPERTS

       The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and the special purpose financial statements of Leigh Mardon Security Division incorporated in this prospectus by reference from the Company's Current Report on Form 8-K/A Amendment No. 1 dated August 14, 1996 have been audited by KPMG, chartered accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

================================================================================
NO  PERSON  HAS  BEEN  AUTHORIZED  TO  GIVE  ANY  INFORMATION  OR  TO  MAKE  ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.








                                TABLE OF CONTENTS

                                                                            PAGE

Available Information.......................................................   3
Incorporation of Certain Documents
  by Reference..............................................................   3
The Company.................................................................   5
Use of Proceeds.............................................................   5
Risk Factors................................................................   5
Selling Stockholder ........................................................  10
Plan of Distribution  ......................................................  11
Legal Matters...............................................................  12
Experts.....................................................................  12


================================================================================


                                 423,098 SHARES






                                AMERICAN BANKNOTE
                                   CORPORATION


                                  Common Stock



                                  ------------

                                   PROSPECTUS

                                  ------------


                              November __, 1997


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       The table below sets forth the expenses expected to be incurred and borne solely by the Company in connection with the registration of the shares of Common Stock offered hereby:

           SEC registration fee.............................      $  657
           Legal fees and expenses..........................       2,500
           Accounting fees and expenses.....................       2,500
           Miscellaneous....................................         343

               Total........................................      $6,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the DGCL provides for indemnification of directors and officers. If a director or officer is successful on the merits or otherwise in a legal proceeding, he must be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith. Further, indemnification is permitted in both third-party and certain derivative suits if such director or officer acted in good faith and for a purpose he reasonably believed was in the best interests of the Company, and if, in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification under this provision applies to judgments, fines, amounts paid in settlement and reasonable expenses, in the case of third party actions, and amounts paid in settlement and reasonable expenses, in the case of derivative actions. In a derivative action, however, a director or officer may not be indemnified for any claim, issue or matters as to which such person shall have been adjudged to be liable to the Company unless and to the extent that a court determines that the person is fairly and reasonably entitled to indemnity. Under Delaware law, expenses may be advanced upon receipt of an undertaking by or on behalf of the director or officer to repay the amounts in the event the recipient is ultimately found not to be entitled to indemnification.

         The Company's Certificate of Incorporation provides that, to the fullest extent that the DGCL permits the limitation or elimination of the liability of directors, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duties as a director. In addition, the Certificate of Incorporation provides that the Company shall advance expenses to the fullest extent permitted by the DGCL. The Company maintains directors' and officers' liability insurance to cover its directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers.

         Article VI of the Company's By-laws provides that any person made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company, shall be indemnified by the Company against the expenses, including attorney's fees, actually and reasonably incurred by him in connection with such action, or in connection with any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe such conduct was unlawful. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled under any statute, By-Law, agreement, vote of shareholders or otherwise.

ITEM 16.  EXHIBITS.

          4.1 Indenture dated as of May 15, 1992 between the Company and Chemical Bank, as Trustee, relating to the 10-3/8% Senior Notes due June 1, 2002 is incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated May 26, 1992 (the "May 26, 1992 Form 8-K").

          4.2 Pledge Agreement, as amended, dated as of May 26, 1992 between the Company and Chemical Bank, as Trustee, relating to the Company's 10-3/8% Senior Notes due June 1, 2002 is incorporated herein by reference to Exhibit 4.3 to the May 26, 1992 Form 8- K.

          4.3 First Supplemental Indenture to 10-3/8% Senior Notes due June 1, 2002 between the Company and Chemical Bank, N.A., dated as of May 23, 1994 is incorporated herein by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994 (the "June 30, 1994 10-Q.")

          4.4 First Amendment to the Pledge Agreement dated as of May 26, 1992 between the Company and Chemical Bank, N.A., dated as of May 23, 1994 is incorporated herein by reference to
                    Exhibit 4.2 to the June 30, 1994 Form 10-Q.

          4.5 Indenture dated as of May 1, 1994 between the Company and The First National Bank of Boston, as Trustee, relating to the 11-5/8% Senior Notes Due August 1, 2002, Series B, of the Company and Form of Series B Note, is incorporated herein by reference to Exhibit 4.1 and 4.3 to the Company's Registration Statement on Form S-4 (File No. 33- 79726) dated August 5, 1994.

          4.6 Credit Agreement dated as of January 29, 1996 among American Bank Note Company and American Bank Note Holographics,
                    Inc.,the Company and Chemical Bank, N.A. as Agent, is incorporated herein by reference to Exhibit 4.8 to the 1995 10-K.

          4.7 Waiver and Amendment to Credit Agreement dated as of September 30, 1996 among American Bank Note Company and American Bank Note Holographics, Inc., the Company, and The Chase Manhattan Bank (formerly Chemical Bank N.A.), as Agent, is incorporated herein by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (the "September 30, 1996 10-Q").

          4.8 Security Agreement dated as of January 29, 1996, among American Bank Note Company and American Bank Note Holographics, Inc. and Chemical Bank, N.A., as Agent, is incorporated herein by reference to Exhibit 4.9 to the 1995 10-K.

          4.9 Rights Agreement dated as of March 24, 1994 between the Company and Chemical Bank, N.A., as Rights Agent, including the form of Rights Certificate and form of Certificate of Designation is incorporated herein by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated March 24, 1994.

          4.10 Waiver and Amendment to Credit Agreement dated as of March 25, 1997, among American Bank Note Company and American Bank Note Holographics, Inc., American Banknote Corporation and The Chase Manhattan Bank, as Agent, is incorporated herein by reference to Exhibit 4.11 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

          4.11 Amendment to Credit Agreement dated as of April 14, 1997 among American Bank Note Company and American Bank Note Holographics, Inc., the Company and The Chase Manhattan Bank as Agent and Lender is incorporated herein by reference to
                    Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

          4.12 Zero Coupon Convertible Subordinated Debenture dated July 24, 1997 in the principal amount of $5 million is incorporated herein by reference to Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (the "June 30, 1997 10-Q").

          4.13 Amendment to Credit Agreement dated as of July 1, 1997 among American Bank Note Company and American Bank Note Holographics, Inc., the Company and the Chase Manhattan Bank, as Agent and Lender, is incorporated herein by reference to Exhibit 4.1 to the June 30, 1997 10-Q.

          4.14 Amendment to Credit Agreement dated as of November 14, 1997 among American Bank Note Company and American Bank Note Holographics, Inc., the Company and the Chase Manhattan Bank, as Agent and Lender, is incorporated herein by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (the "September 30, 1997 10-Q").

          10.1 Amendment to Long-Term Performance Plan for Key Employees adopted June 11, 1997 is incorporated herein by reference to
                    Exhibit 10.1 to the September 30, 1997 10-Q.

          5         Opinion of the Company's General Counsel.*

          23.1      Consent of Deloitte & Touche LLP.*

          23.2      Consent of KPMG.*

          23.3      Consent  of the  Company's  General  Counsel.  (Included  in
                    Exhibit 5).*

*Filed herewith

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 18th day of November, 1997.

                                       AMERICAN BANKNOTE CORPORATION

                                       By:   /s/    John T. Gorman
                                          ------------------------
                                            John T. Gorman
                                                  Executive Vice President
                                                  and Chief Financial Officer

         Each person, in so signing, also makes, constitutes and appoints MORRIS WEISSMAN, Chairman of the Board of Directors and Chief Executive Officer and JOHN T. GORMAN, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of American Banknote Corporation, and each of them, his true and lawful attorney-in-fact, in his name, place and stead, to execute and cause to be filed with the Commission any or all amendments to this registration statement.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY OR ON BEHALF OF THE FOLLOWING PERSONS ON NOVEMBER 20, 1997 IN THE CAPACITIES INDICATED BELOW.


         Signature                                Title
         ---------                                -----

/s/ Morris Weissman
----------------------------------          Chairman of the Board of Directors
Morris Weissman                             and Chief Executive Officer
                                            (principal executive officer)

/s/ John T. Gorman
----------------------------------          Executive Vice President and Chief
John T. Gorman                              Financial Officer (principal
                                            financial and accounting officer)


/s/ Bette B. Anderson
----------------------------------          Director
Bette B. Anderson


/s/ Dr. Oscar S. Arias
----------------------------------          Director
Dr. Oscar S. Arias


/s/ C. Gerald Goldsmith
----------------------------------          Director
C. Gerald Goldsmith


/s/ Ira J. Hechler
----------------------------------          Director
Ira J. Hechler


/s/ David S. Rowe-Beddoe
----------------------------------          Director
David S. Rowe-Beddoe


/s/ Alfred Teo
----------------------------------          Director
Alfred Teo